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                                                                    Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registation Statement on Form S-1 of our report dated March 18, 1999, except for Note 1 for which the date is May 7, 1999, relating to the financial statements of Network Access Solutions Corporation, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts," "Summary Financial and Other Data," and "Selected Financial And Other Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

McLean, Virginia
December 22, 1999